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                                                                EXHIBIT 10.20.11

                         FORM OF PERFORMANCE CRITERIA


                      (January 1, 1999-December 31, 1999)
            (as amended by the Compensation Committee on 12/08/99)

If the Company's actual net income from January 1, 1999 through December 31,
1999:

 .  exceeds budgeted net income by less than $100,000, the right to purchase
   20,000 shares of Common Stock under the Stock Option shall become immediate and the remaining shares of the Stock Option shall become vested on December 31, 2005;

 . does not exceed budgeted net income, all shares of Common Stock under the Stock Option shall become vested on December 31, 2005.